EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Western Micro Technology, Inc. on Form S-8 (File Nos. 33-60784, 33-39876, 33-33582, 33-20965, 33-13164, 2-95717, 33-64279 and 333-08989) of our reports dated January 31, 1997, on our audits of the consolidated financial statements and financial statement schedule of Western Micro Technology, Inc. and subsidiaries as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, which reports are included in this Annual Report on Form 10-K.

                                      COOPERS & LYBRAND L.L.P.

San Jose, California
March 27, 1997